UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2004

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Registrant entered into a Sixth Amendment to Amended and Restated Credit Agreement dated as of August 26, 2004 (the “Amendment”) to amend its existing credit facility with a three member syndicate led by Bank of America (the “Credit Facility”). Among other things, the Amendment lowered the applicable interest rates, effective as of August 1, 2004, by approximately 0.50%, to rates ranging from Prime minus 0.25% to Prime plus 0.25% or LIBOR plus 1.50% to LIBOR plus 2.50%, pursuant to financial performance criteria for the previous four quarters as set forth in the Credit Facility. Pricing was fixed at Prime or LIBOR plus 1.75% until March 31, 2005.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
10.1	Sixth Amendment to Amended and Restated Credit Agreement dated as of August 26, 2004, by and between the Registrant and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

August 31, 2004	By:	/s/ David L. Dunkel
David L. Dunkel,
Chief Executive Officer